As filed with the Securities and Exchange Commission on September 26, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EL PASO ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Texas	74-0607870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Stanton Tower
100 North Stanton
El Paso, Texas 79901
(915) 543-5711
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adrian J. Rodriguez
Senior Vice President, General Counsel and Assistant Secretary
El Paso Electric Company
Stanton Tower
100 North Stanton
El Paso, Texas 79901
(915) 543-5711
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:
 Timothy S. Taylor
Carina L. Antweil
Baker Botts L.L.P.
910 Louisiana Street
One Shell Plaza
Houston, Texas 77002
(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)(2)
Debt Securities
First Mortgage Bonds
Common Stock, no par value
Preferred Stock, no par value
Warrants
Purchase Contracts
Units

(1)	An indeterminate amount of securities to be offered from time to time at indeterminate prices is being registered pursuant to this Registration Statement.
(2)	The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). Accordingly, no filing fee is being paid herewith and all registration fees will be paid on a “pay as you go” basis.

PROSPECTUS

EL PASO ELECTRIC COMPANY

Debt Securities
First Mortgage Bonds
Common Stock (no par value)
Preferred Stock (no par value)
Warrants
Purchase Contracts
Units

We may offer and sell from time to time in one or more offerings debt securities, first mortgage bonds, shares of our common stock and preferred stock, warrants, purchase contracts and units. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement before you invest in our securities.

We may offer the securities from time to time in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you or to or through agents, underwriters or dealers that we select, on a continuous or delayed basis.

Our common stock is listed on the New York Stock Exchange under the symbol “EE.” On September 25, 2017, the last reported sale price of our common stock on the New York Stock Exchange was $55.30 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risk. Please carefully review the information under the heading “Risk Factors” on page 2 of this prospectus. In addition, risks associated with any investment in our securities may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer for sale any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with any related free writing prospectuses and the documents incorporated by reference into this prospectus, which are described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. All references in this prospectus to “El Paso,” “the Company,” “we,” “us,” “the Registrant,” “our,” or similar words are to El Paso Electric Company, unless the context requires otherwise.

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EL PASO ELECTRIC COMPANY

El Paso Electric Company is a public utility engaged in the generation, transmission and distribution of electricity in an area of approximately 10,000 square miles in west Texas and southern New Mexico. The Company also serves a full requirements wholesale customer in Texas. The Company owns or has significant ownership interests in several electrical generating facilities providing it with a net dependable generating capability of approximately 2,080 MW. For the year ended December 31, 2016, the Company’s energy sources consisted of approximately 49% nuclear fuel, 34% natural gas, 2% coal, 15% purchased power and less than 1% generated by Company-owned solar photovoltaic panels. As of July 6, 2016, the Company no longer owns any interests in coal-fired generation. The Company continues to expand its portfolio of renewable energy sources, particularly solar photovoltaic generation. As of December 31, 2016, the Company had power purchase agreements for 107 MW from solar photovoltaic generation facilities.

The Company serves approximately 416,000 residential, commercial, industrial, public authority and wholesale customers. The Company distributes electricity to retail customers principally in El Paso, Texas and Las Cruces, New Mexico (representing approximately 64% and 11%, respectively, of the Company’s retail revenues for the year ended December 31, 2016). In addition, the Company’s wholesale sales include sales for resale to other electric utilities and power marketers. Principal industrial, public authority and other large retail customers of the Company include United States military installations, such as Fort Bliss in Texas and White Sands Missile Range and Holloman Air Force Base in New Mexico, an oil refinery, several medical centers, two large universities and a steel production facility.

The Company’s principal offices are located at the Stanton Tower, 100 North Stanton, El Paso, Texas 79901 (telephone: 915-543-5711). The Company was incorporated in Texas in 1901. As of January 31, 2017, the Company had approximately 1,100 employees, 38% of whom are covered by a collective bargaining agreement.

The Company makes available free of charge through its website, www.epelectric.com, its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information on the Company’s website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. If any of these risks were to occur, you could lose all or part of your investment. You should carefully consider the information under the heading “Risk Factors” in:

•	any prospectus supplement relating to any securities we are offering;
•	our annual report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus; and
•	documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the securities covered by this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Current Reports on Form 8-K filed January 10, 2017, May 26, 2017, July 27, 2017 and September 20, 2017.
(b)	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2017, filed May 5, 2017; and for the quarterly period ended June 30, 2017, filed August 4, 2017;
(c)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed February 24, 2017;
(d)	Definitive Proxy Statement on Schedule 14A for the 2017 Annual Meeting of Shareholders, filed April 14, 2017; and
(e)	Registration Statement on Form 8-A filed November 26, 2002.

You may request a copy of these filings (other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

El Paso Electric Company
Stanton Tower
100 North Stanton
El Paso, Texas 79901
Attn: Investor Relations
(915) 543-5711

Copies of these filings are also available from our website at www.epelectric.com.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus or incorporated by reference into this prospectus, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words like “believe”, “anticipate”, “target”, “project”, “expect”, “predict”, “pro forma”, “estimate”, “intend”, “will”, “is designed to”, “plan”, and words of similar meaning, or are indicated by the Company’s discussion of strategies or trends. Forward-looking statements describe the Company’s future plans, objectives, expectations or goals. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurances can be given that these expectations will prove to be correct. Such statements address future events and conditions and include, but are not limited to:

•	capital expenditures,
•	earnings,
•	liquidity and capital resources,
•	ratemaking/regulatory matters,
•	litigation,
•	accounting matters,
•	possible corporate restructurings, acquisitions and dispositions,
•	compliance with debt and other restrictive covenants,
•	interest rates and dividends,
•	environmental matters,
•	nuclear operations,
•	operation of the Company's generating units and its transmission and distribution systems, and
•	the overall economy of our service area.

These forward-looking statements are based on assumptions and analyses in light of the Company’s experience and perception of historical trends, current conditions, expected future developments, and other factors the Company believes were appropriate in the circumstances when the statements were made. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such statements. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties. Factors that would cause or contribute to such differences include, but are not limited to:

•	actions of the Company’s regulators,
•	the Company’s ability to fully and timely recover its costs and earn a reasonable rate of return on its invested capital through the rates that it is permitted to charge,
•	rates, cost recovery mechanisms and other regulatory matters including the ability to recover fuel costs on a timely basis,
•	the ability of the Company’s operating partners to maintain plant operations and manage operation and maintenance costs at Palo Verde Nuclear Generating Station (“Palo Verde”), including costs to comply with any new or expanded regulatory or environmental requirements,
•	reductions in output at generation plants operated by the Company,
•	the size of the Company’s construction program and its ability to complete construction on budget and on time,
•	the Company’s reliance on significant customers,
•	the credit worthiness of the Company’s customers,
•	unscheduled outages of generating units including outages at Palo Verde,
•	changes in customers’ demand for electricity as a result of energy efficiency initiatives and emerging competing services and technologies, including distributed generation,
•	individual customer groups, including distributed generation customers, may not pay their full cost of service, and other customers may or may not be required to pay the difference,

•	changes in, and the assumptions used for, pension and other post-retirement and post-employment benefit liability calculations, as well as actual and assumed investment returns on pension plan and other post-retirement plan assets,
•	the impact of changing cost escalation and other assumptions on the Company’s nuclear decommissioning liability for Palo Verde, as well as actual and assumed investment returns on decommissioning trust fund assets,
•	disruptions in the Company’s transmission system, and in particular the lines that deliver power from its remote generating facilities,
•	the sufficiency of the Company's insurance coverage, including availability, cost, coverage and terms,
•	electric utility deregulation or re-regulation,
•	regulated and competitive markets,
•	ongoing municipal, state and federal activities,
•	cuts in military spending or shutdowns of the federal government that reduce demand for the Company’s services from military and governmental customers,
•	political, legislative, judicial and regulatory developments,
•	homeland security considerations, including those associated with the U.S./Mexico border region and the energy industry,
•	changes in environmental laws and regulations and the enforcement or interpretation thereof, including those related to air, water or greenhouse gas emissions or other environmental matters,
•	economic, commercial bank and financial market conditions,
•	actions by credit rating agencies,
•	changes in accounting requirements and other accounting matters,
•	changing weather trends and the impact of severe weather conditions,
•	possible physical or cyber attacks, intrusions or other catastrophic events,
•	the impact of lawsuits filed against the Company,
•	the impact of changes in interest rates or rates of inflation,
•	Texas, New Mexico and electric industry utility service reliability standards,
•	coal, uranium, natural gas, oil and wholesale electricity prices and availability,
•	possible income tax and interest payments as a result of audit adjustments proposed by the Internal Revenue Service or state taxing authorities,
•	the impact of U.S. health care reform legislation,
•	the effectiveness of the Company's risk management activities,
•	loss of key personnel, the Company’s ability to recruit and retain qualified employees and the Company’s ability to successfully implement succession planning, and
•	other circumstances affecting anticipated operations, sales and costs.

These lists are not all-inclusive because it is not possible to predict all factors. A discussion of some of these factors is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Critical Accounting Policies and Estimates” and “—Liquidity and Capital Resources.” Each of this prospectus, our Annual Report on Form 10-K and each other document deemed incorporated by reference into this prospectus should be read in its entirety. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Any forward-looking statement speaks only as of the date such statement was made, and the Company is not obligated to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, except as required by applicable laws or regulations.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. These purposes may include working capital, capital expenditures and from time to time the repayment, refinancing or repurchase of indebtedness or other securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness or outstanding borrowings under our revolving credit facility. The prospectus supplement relating to a particular offering of securities will identify the use of proceeds for that offering.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratios of earnings to fixed charges for the periods indicated.

For the Six Months Ended	For the Fiscal Years Ended
June 30, 2017	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
2.1	2.8	2.4	2.7	2.9	3.1

Earnings consist of earnings from continuing operations and fixed charges less AFUDC (allowance for funds used during construction) and capitalized interest. Earnings from continuing operations consist of income from continuing operations before income taxes, extraordinary items and cumulative effects of accounting changes. Fixed charges consist of all interest on indebtedness, amortization of debt discount and expense and the estimated portion of rental expense that represents an interest factor.

We do not calculate ratios of combined fixed charges and preference dividends to earnings at this time because no shares of our preferred stock are issued and outstanding as of the date of this prospectus.

DIVIDEND POLICY

Subject to the prior rights and preferences, if any, applicable to any shares of preferred stock that we may issue in the future, holders of our common stock are entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared from time to time by our Board of Directors out of funds legally available for the payment of dividends. We paid $13.6 million, or $0.335 per share, and $12.5 million, or $0.31 per share, in quarterly cash dividends during the three months ended June 30, 2017 and 2016, respectively. We also paid a total of $26.2 million and $51.3 million in quarterly cash dividends during the six and twelve months ended June 30, 2017. We increased the quarterly cash dividend to $0.335 per share of common stock from its prior quarterly rate of $0.31 per share, commencing with the June 30, 2017 dividend payment.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock under our Articles of Incorporation, which we refer to as the Articles, consists of 100,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock, no par value. The following description is a brief summary of certain provisions relating to our capital stock contained in the Articles and does not purport to be complete. This description is qualified in its entirety by reference to the Articles.

Common Stock

Our authorized common stock consists of 100,000,000 shares, no par value, of which 65,659,869 shares were issued and 40,596,665 shares were outstanding as of June 30, 2017. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. As of June 30, 2017, there were approximately 2,268 registered holders of record of our common stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of us, subject to prior distribution rights of preferred stock, if any, then outstanding, the holders of common stock are entitled to receive all of the remaining assets available for distribution. The Articles do not provide for preemptive or other subscription rights of the holders of common stock. There are no redemption or sinking fund provisions applicable to the common stock. The issued and outstanding shares of common stock are, and any shares of common stock issued will be, fully paid and non-assessable. The common stock is listed on the New York Stock Exchange under the symbol “EE.” Computershare serves as the transfer agent and registrar for our common stock.

Preferred Stock

Our authorized preferred stock consists of 2,000,000 shares, no par value, of which no shares were issued and outstanding as of June 30, 2017. This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a statement of resolution establishing a series of preferred stock for each series and is also subject to our Articles.

We have summarized below certain terms that would be included in any statement of resolution establishing a series of preferred stock. The summary is not complete. The statement of resolution will be filed with the SEC in connection with an offering of preferred stock.

Under our Articles, our Board of Directors has the authority to:

•	create one or more series of preferred stock;
•	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized; and
•	determine the designations, powers, preferences, rights, qualifications, limitations and restrictions of each series.

Our Board of Directors may issue authorized shares of preferred stock, without further vote or action by the shareholders, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our preferred stock may be listed or quoted.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

•	the number of shares and designation or title of the shares;
•	any date of maturity;
•	any dividend rate or rates and the conditions upon which and the times when such dividends are payable;
•	any redemption provisions including the conditions and timing of redemption and redemption prices;
•	any retirement or sinking fund provisions;
•	the preferences of such shares upon our dissolution or distribution of our assets;
•	whether the preferred stock is convertible or exchangeable and, if so, the securities or property into which the preferred stock is convertible or exchangeable and the terms and conditions of conversion or exchange;
•	any restrictions upon the issuance or reissuance of any other class or series of preferred stock ranking on a parity with or prior to the preferred stock; and
•	any other special rights and protective provisions with respect to the preferred stock, including any voting rights.

Any shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both. Our Board of Directors may increase or decrease the number of shares designated for any existing class or series.

The transfer agent for any series of preferred stock will be described in a prospectus supplement.

Certain Antitakeover Effects of Texas Law

We are subject to Section 21.606 of the Texas Business Organizations Code (the “TBOC”). In general, the law prohibits Texas corporations from engaging in a wide range of specified transactions with any affiliated shareholder during the three-year period immediately following the affiliated shareholder’s acquisition of shares in the absence of certain board of director or shareholder approvals. An affiliated shareholder of a corporation is any person, other than the corporation and any of its wholly owned subsidiaries, that is or was within the preceding three-year period the beneficial owner of 20% or more of the outstanding shares of stock entitled to vote generally in the election of directors. Section 21.606 may make it more difficult for a person who would be an affiliated shareholder to effect various business combinations with a corporation for a three-year period.

Certain Provisions of our Articles and Bylaws

In addition to the restrictions of the TBOC, a number of provisions in our Articles and our bylaws (“Bylaws”) could have an effect of delaying, deferring, or preventing a change in control of us in the context of a merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation involving us.

Our Articles contain specific provisions governing the approval of certain “business combinations” with an “interested shareholder.” Under our Articles, a business combination may be approved by the affirmative vote of a majority of our shareholders as is required by our Articles and pursuant to the restrictions of the TBOC outlined above, only (1) if it is approved by a majority of disinterested directors at a meeting of the Board of Directors or by unanimous written consent of our Board of Directors in lieu of such meeting; and (2) if the per share aggregate amount of the cash and the fair market value, as defined in our Articles, as of the date of the consummation of the business combination, of consideration other than cash to be received by our shareholders in the proposed business combination is, subject to adjustment, at least equal to the higher of (a) the highest price per share for any share of our common stock paid by the interested shareholder within the two-year period immediately prior to the first date of public announcement of the business combination or in the transaction in which the interested shareholder became an interested shareholder, whichever is higher; or (b) the fair market value per share of our common stock on the announcement date or on the date on which the interested shareholder became an interested shareholder, whichever is higher. Furthermore, our Articles (1) limit the form of consideration that may be received by the holders of our common stock, (2) grant our Board of Directors the power to determine whether the amount, any adjustments to and the form of the consideration meet the requirements of our Articles, (3) prohibit an interested shareholder from acquiring beneficial ownership of any additional shares of our stock, (4) bar the interested shareholder from receiving any benefit of any financial assistance or tax advantages provided by or for us and (5) impose certain requirements for notification of our shareholders about the business combination.

If the proposed business combination does not meet the requirements outlined in the paragraph above, then, in addition to the affirmative vote of a majority of our shareholders required by our Articles and in addition to the restrictions of the TBOC, the business combination must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote in the election of directors at the time of the business combination.

A “business combination” includes any merger or consolidation of us or any subsidiary with an interested shareholder or its affiliate, certain sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of assets to an interested shareholder or its affiliate, certain issuances or transfers of securities to an interested shareholder or its affiliate, adoption of any plan or proposal for liquidation or dissolution proposed by or on behalf of an “interested shareholder” and certain reclassifications of securities to the benefit of any “interested shareholder.” An “interested shareholder” is any person who beneficially owns 15% or more of the voting power of our outstanding shares; or at any time within the two-year period immediately prior the applicable date was the beneficial owner of 15% or more of the voting power of our outstanding shares.

Our Articles and Bylaws provide for a classified Board of Directors and that the number of directors will be fixed by the Board of Directors. Our Board of Directors is divided into three classes, and directors are elected for staggered three-year terms with one class of directors up for election each year. Directors are elected by a plurality of votes cast by holders of shares entitled to vote. No cumulative voting is allowed in the election of directors or for any other purpose. Classified directors may be removed only with cause at a special meeting called expressly for that purpose upon the affirmative vote of at least 80% of all outstanding shares entitled to vote. An affirmative vote of at least 80% of outstanding shares entitled to vote is required to amend or repeal, or adopt any provision inconsistent with, the provisions of the Articles relating to the election and removal of directors.

Pursuant to our Bylaws, the timing of our annual meeting is determined by the Board of Directors. In the absence of a request in writing from a majority of the Board of Directors or from shareholders owning at least 25% of all shares, special meetings of the shareholders may be called only by the chairman of the Board of

Directors or the president. Special meetings of the shareholders shall be called by the chairman of the Board of Directors, the president or secretary at the request in writing of a majority of the Board of Directors or at the request in writing of shareholders owning at least 25% of all outstanding shares entitled to vote. Shareholders may not take action by written consent without a meeting.

Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions that effectively discriminate against an existing or prospective shareholder as a result of the holder’s beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult for or discourage an attempt by a potential acquirer to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. This protects the continuity of our management. The issuance of these shares of capital stock may defer or prevent a change in control of us without any further shareholder action.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. The debt securities will be issued under the Debt Securities Indenture dated as of May 1, 2005, entered into between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee (the indenture trustee), as supplemented by the First Supplemental Indenture dated May 19, 2008 (collectively, the “indenture”), which are incorporated by reference as exhibits to the registration statement for these securities that we have filed with the SEC. The indenture has been qualified under the Trust Indenture Act of 1939. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement.

We have summarized below the material provisions of the indenture and the debt securities or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and you should refer to the indenture itself that describes completely the terms and definitions summarized below and contains additional information about the debt securities.

Terms

The indenture does not limit the amount of debt securities that can be issued and provides that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions creating such series. The prospectus supplement will set forth the following terms, as applicable, of the debt securities to be offered:

•	the designation, aggregate principal amount, currency or composite currency and denominations;
•	if an index formula or other method is used, the method for determining amounts of principal or interest;
•	the maturity date and other dates, if any, on which principal will be payable;
•	the interest rate (which may be fixed or variable), if any;
•	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;
•	the manner of paying principal and interest;
•	the place or places where principal and interest will be payable;
•	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;
•	the terms of any conversion or exchange;
•	the terms of any redemption at the option of holders or put by the holders;
•	any tax indemnity provisions;
•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;
•	the portion of principal payable upon acceleration of a discounted debt security (as defined below);

•	whether and upon what terms debt securities may be defeased;
•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;
•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and
•	any additional provisions or other special terms not inconsistent with the provisions of the indenture, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities, bearer debt securities, or uncertificated debt securities, and in such denominations as specified in the terms of the series.

In connection with its original issuance, no bearer security will be offered, sold or delivered to any location in the United States, and a bearer security may be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by us to comply with United States laws and regulations.

Securities may be issued under the indenture as discounted debt securities to be offered and sold at a discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such discounted debt securities. “Discounted debt security” means a security where the amount of principal due upon acceleration or redemption is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance, the date and amount of the first interest payment, the offering price and any other changes required by law and will have the same CUSIP number unless not fungible with the previously-issued debt securities of such series for federal income tax purposes, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The debt securities will be unsecured and will rank equally with all of our existing and future unsecured senior debt, which includes indebtedness under our pollution control bonds which totaled approximately $204,498,000 as of June 30, 2017, our 3.3% Senior Notes due December 15, 2022, our 6% Senior Notes due May 15, 2035, our 7.5% Senior Notes due March 15, 2038 and our 5.0% Senior Notes due December 1, 2044, which totaled $1,173,767,000 as of June 30, 2017 (fair value based on estimated market prices for similar issues), and our Rio Grande Resources Trust (“RGRT”) 4.47% Senior Notes, Series B, due August 15, 2017 and 5.04% Senior Notes, Series C, due August 15, 2020 (collectively, the “RGRT Notes”), which totaled $98,075,000 as of June 30, 2017. RGRT is a Texas grantor trust through which we finance a portion of our nuclear fuel for Palo Verde. We guarantee the payment of principal and interest on the RGRT Notes. The debt securities will be senior to any existing and future indebtedness which by its terms is made subordinate to the debt securities.

The debt securities will also rank equally with our $350,000,000 unsecured revolving credit facility (“RCF”). We have the ability to increase the RCF by up to $50 million (up to a total of $400 million) upon the satisfaction of certain conditions, including obtaining commitments from lenders or third party financial institutions. The RCF has a term ending January 2020. We may extend the maturity date for one additional year to January 2021, upon the satisfaction of certain conditions. As of June 30, 2017, we and RGRT had borrowed approximately $178,884,000 under this facility.

The debt securities are unsecured obligations. Our secured debt is effectively senior to the debt securities to the extent of the value of the assets securing such secured debt. As of June 30, 2017, we had no secured debt outstanding.

Certain Covenants

The indenture contains several customary covenants, including covenants relating to payment of principal and interest, our continued corporate existence and the filing of reports with the SEC and the trustee.

Any additional covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto. Unless otherwise described in the prospectus supplement, the indenture will not limit the aggregate amount of debt, including secured debt, that we may incur. In addition, unless otherwise described in the prospectus supplement, there will be no provisions in the indenture or the related debt securities that require us to redeem, or permit the holders to cause a redemption of, those debt securities.

Successor Obligor

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless: (1) the person is organized under the laws of the United States or a state thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state thereof; (2) the person assumes by supplemental indenture all our obligations under the indenture, the debt securities and any coupons; (3) all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and (4) immediately after the transaction, no Default (as defined below) exists. The successor in a permitted transaction shall be substituted for us, and thereafter all our obligations under the indenture, the debt securities and any coupons shall terminate.

Exchange or Transfer of Debt Securities

Registration of transfer or exchange of registered debt securities may be requested upon surrender thereof at any of our agencies maintained for such purpose (the transfer agent) and upon fulfillment of all other requirements of the transfer agent. Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series in such authorized denominations as may be requested upon surrender of the registered debt securities to the transfer agent and upon fulfillment of all other requirements of the transfer agent.

Default and Remedies

Unless the securities resolution establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	We default in any payment of interest on any debt securities of such series when the same becomes due and payable and the Default continues for a period of 30 days;
(2)	We default in the payment of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;
(3)	We default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of the series as required by the securities resolution establishing such series and the Default continues for a period of 30 days;
(4)	We default in the performance of any of our other agreements applicable to the series and the Default continues for 60 days after the notice specified below;
(5)	We, pursuant to or within the meaning of any Bankruptcy Law (as defined below):
(A)	commence a voluntary case;
(B)	consent to the entry of an order for relief against us in an involuntary case;
(C)	consent to the appointment of a Custodian (as defined below) for us or for all or substantially all of our property; or
(D)	make a general assignment for the benefit of our creditors;
(6)	a court of competent jurisdiction enters an order or decree that remains unstayed and in effect for 60 days under any Bankruptcy Law that:
(A)	is for relief against us in an involuntary case;
(B)	appoints a Custodian for us or for all or substantially all of our property; or

(C)	orders the liquidation of the Company; or
(7)	there occurs any other Event of Default provided for in the series and specified in the applicable prospectus supplement.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (4) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

If a Default occurs and is continuing on a series of debt securities and if the indenture trustee has actual knowledge of such Default, the indenture trustee is required to mail a notice of the Default within 90 days after it occurs to holders of registered debt securities of such series. Except in the case of a Default in payment on a series of debt securities, the indenture trustee may withhold such notice if and so long as the indenture trustee in good faith determines that withholding the notice is in the interest of such holders. The indenture trustee is required to withhold notice of a Default described in subparagraph (4) above until at least 60 days after it occurs. We are required to furnish the indenture trustee, within 120 days after the end of each of our fiscal years, a brief certificate as to our compliance with all conditions and covenants under the indenture.

Notwithstanding the remedies generally available under the indenture in the case of an Event of Default, at our election, the sole remedy for an Event of Default relating to the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939 and the covenant in the indenture to file reports with the indenture trustee (“Reporting Obligations”) shall consist exclusively of the right of a holder of debt securities to receive additional interest (“Reporting Interest”) on such debt securities, accruing at an annual rate equal to 0.25% of the principal amount of such debt securities, provided, however, that on the 180th calendar day after commencement of any such Event of Default (unless waived) the other remedies under the indenture shall become available. This interest will accrue on all outstanding debt securities from and including the date on which an Event of Default relating to a failure to comply with the Reporting Obligations in the debt securities indenture first occurs to, but not including, the date on which such Event of Default is cured or waived. In the event we do not elect to pay Reporting Interest upon an Event of Default in accordance with this section, the debt securities will be subject to acceleration as provided below.

If we have given a notice of a redemption subject to occurrence of conditions, it is not an Event of Default if any event on which such redemption is so conditioned does not occur and is not waived before the scheduled redemption date.

The indenture does not have a cross-default provision. Thus, unless otherwise provided in the prospectus supplement for a series of debt securities, a default by us on any other debt would not constitute an Event of Default. An Event of Default by us on any series of debt securities issued under the indenture shall constitute an Event of Default on other series only if it is an Event of Default under subparagraphs (5) or (6) above.

If an Event of Default occurs and is continuing with respect to any series of the debt securities, then the indenture trustee or the holders of 25% or more in aggregate principal amount of the debt securities of such series then outstanding may declare the principal amount (or, if the debt securities of that series are discounted debt securities, such portion of the principal amount as may be specified in the terms of that series) of, and all accrued but unpaid interest, if any, on, all the outstanding debt securities of such series to be immediately due and payable. If any Event of Default described in subparagraph (4) above with respect to all series of outstanding debt securities, or any Event of Default described in subparagraph (5) or (6), occurs and is continuing, then the indenture trustee or the holders of 25% or more in aggregate principal amount of all the outstanding debt securities (voting as one class) may, and upon the written request of the holders of a majority in aggregate principal amount of all the outstanding debt securities (voting as one class), the indenture trustee shall declare the principal amount (or, if any debt securities are discounted debt securities, such portion of the principal amount as may be specified in the terms of such debt securities) of and all accrued but unpaid interest, if any, on all the debt securities to be immediately due and payable. Prior to the acceleration of the maturity of the debt securities of any series (or all series, as the case may be), other than a Default in the payment of the principal of or interest on the series (or all series, as the case may be) and a Default in respect of a provision in the indenture that cannot be amended without the consent of each affected holder of the debt securities, the holders of a majority in aggregate principal amount of the series (or all series of debt securities then outstanding, voting as one class, as the case may be) by notice to the indenture trustee may waive an existing Default on the series (or an existing Default described in subparagraph (4) that relates to all series of the outstanding debt securities or described in subparagraph (5) or (6) and its consequences).

However, the holders of a majority in aggregate principal amount of the debt securities of any series (or of all series, as the case may be) then outstanding may, on behalf of all holders of all debt securities of such series (or of all series, as the case may be), waive the Event of Default by reason of which the principal of the debt securities of such series (or of all series, as the case may be) shall have been so declared to be due and payable and rescind and annul such declaration and its consequences if, at any time after such declaration, (1) all arrears of interest, if any, on all the debt securities of such series (or of all series, as the case may be) and all amounts owed to the indenture trustee and any predecessor indenture trustee and all other amounts payable under the indenture (except the principal of the debt securities of such series (or of all series, as the case may be) that would not be due and payable were it not for such declaration) have been paid and (2) every other Default and Event of Default has been cured or adequate provisions have been made to the reasonable satisfaction of the holders of a majority in aggregate principal amount of the debt securities of such series (or of all series, as the case may be); provided that no such waiver, rescission or annulment shall extend to or affect or impair any rights arising from any subsequent Default or Event of Default.

The holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or of exercising any trust or power conferred on the indenture trustee, with respect to such series (or all series, as the case may be). The indenture trustee, however, may refuse to follow any such direction if it conflicts with law or the indenture, or if the indenture trustee in good faith determines that the action or direction may involve the indenture trustee in personal liability. The indenture trustee may require indemnity satisfactory to it before it enforces the indenture or the debt securities.

A holder of the debt securities of a series may pursue a remedy with respect to the series only if:

(1)	the holder gives to the indenture trustee notice of a continuing Event of Default on the series;
(2)	the holders of at least 25% in principal amount of the series make a request to the indenture trustee to pursue the remedy;
(3)	the holder or holders offer the indenture trustee indemnity satisfactory to it against any loss, liability or expense;
(4)	the indenture trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(5)	during such 60-day period, the holders of a majority in principal amount of the series do not give the indenture trustee a direction inconsistent with such request.

The right of any holder of the debt securities to receive payment of the principal amount or any accrued interest in respect of the debt securities, to convert the debt securities, if such right exists, or to bring suit for the enforcement of such right shall not be impaired or adversely affected without the consent of such holder.

Amendments and Waivers

The indenture and the debt securities or any coupons of the series may be amended, and any default may be waived as follows:

Unless the applicable securities resolution otherwise provides (in which event the applicable prospectus supplement will so state), the indenture, debt securities and any coupons may be amended with the written consent of the holders of a majority in principal amount of the debt securities of all series affected by the amendment voting as one class, and an existing Default on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series prior to the acceleration of the maturity of the debt securities of the series. However, without the consent of each security holder affected, (1) no amendment may (a) reduce the amount of debt securities whose holders must consent to an amendment,

(b) reduce the interest on or change the time for payment of interest on any debt security, (c) change the fixed maturity of any debt security, (d) reduce the principal of any non-discounted debt security or reduce the amount of the principal of any discounted debt security that would be due on acceleration thereof, (e) change the currency in which the principal or interest on a debt security is payable, (f) make any change that materially adversely affects the right to convert any debt security, or (g) change any provision in the indenture concerning waiver of past Defaults and amendments that require the consent of security holders except to increase the requisite amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or waived without the consent of each security holder affected; and (2) neither the indenture trustee nor the holders of a majority in principal amount of a series may waive a Default in the payment of the principal of or interest on the series or a Default in respect of a provision that cannot be amended without the consent of each security holder affected.

Without the consent of any security holder, the indenture, the debt securities, or any coupons may be amended (1) to cure any ambiguity, omission, defect or inconsistency; (2) to provide for assumption of our obligations to security holders in the event of a merger, consolidation or transfer of all or substantially all of its assets requiring such assumption; (3) to provide that certain provisions of the indenture shall not apply to a newly issued series of debt securities; (4) to create a series and establish its terms; (5) to provide for a separate indenture trustee for one or more series; or (6) to make any change that does not materially adversely affect the rights of any security holder.

Conversion Rights

Any securities resolution establishing a series of debt securities may provide that the debt securities of a series may be convertible at the option of the holders into or for our common stock or other equity or debt instruments (a conversion right). The securities resolution may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, adjusted pursuant to the terms of the indenture and the securities resolution (the conversion rate), and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the indenture (legal defeasance). We at any time may terminate as to a series our obligations, with respect to any restrictive covenants that may be applicable to a particular series (covenant defeasance).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any restrictive covenant that may be applicable to that series.

To exercise either defeasance option as to a series, we must (i) irrevocably deposit in trust (the defeasance trust) with the indenture trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver to the indenture trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money, without investment, will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be, and (ii) comply with certain other conditions. In particular, we must deliver to the indenture trustee an opinion of counsel that the defeasance will not result in recognition of any income, gain or loss to holders of debt securities of such series for federal income tax purposes as a result of the defeasance (and in the case of legal defeasance, such opinion of counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) and that the holders will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the defeasance had not occurred.

“U.S. Government Obligations” means direct obligations of the United States or an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Indenture Trustee

Unless otherwise indicated in a prospectus supplement, the indenture trustee will also act as depository of funds, transfer agent, registrar, paying agent or conversion agent with respect to the debt securities. We may remove the indenture trustee with or without cause if we so notify the indenture trustee three months in advance and if no Default exists or occurs during the three-month period. The indenture trustee provides additional unrelated services for us as a depository of funds, registrar, paying agent and similar services.

Governing Law

The indenture and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF FIRST MORTGAGE BONDS

This prospectus describes certain general terms and provisions of our first mortgage bonds. The first mortgage bonds will be issued under and secured by the General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996, between us and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as trustee (the mortgage trustee), as supplemented and amended by supplemental indentures. We refer to the original mortgage, as so supplemented and amended, as the mortgage. All of the first mortgage bonds issued or issuable under the mortgage are referred to as the bonds. We have summarized below the material provisions of the mortgage and the bonds or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and you should refer to the mortgage itself and the supplemental indentures to the mortgage, which describe completely the terms and definitions summarized below and contain additional information about the bonds. The mortgage has been qualified under the Trust Indenture Act of 1939. When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms in a prospectus supplement.

General

Substantially all of our utility plant is subject to liens under the mortgage. We are subject to certain covenants which will govern any future series of bonds we may issue pursuant to the mortgage. As of June 30, 2017, no bonds are outstanding under the mortgage.

Terms

When we offer to sell a particular series of bonds, we will describe the specific terms of the bonds in a supplement to the mortgage and a prospectus supplement, which will set forth the following terms, as applicable, of the bonds offered thereby:

•	the designation and aggregate principal amount;
•	the maturity date and other dates, if any, on which principal will be payable;
•	the interest rate (which may be fixed or variable);
•	if an index formula or other method is used, the method for determining amounts of principal or interest;
•	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;
•	the manner of paying principal and interest;
•	the place or places where principal and interest will be payable, where bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or on us may be served;
•	the terms of any mandatory or optional redemption or repurchase by us or any third party including any sinking fund or similar fund;
•	the terms of any redemption at the option of holders or put by the holders;
•	the terms of any conversion or exchange;
•	if the principal or interest on the bonds is to be payable in securities or other property, or in a currency other than that in which bonds are denominated, the manner for determining such payments;
•	if an amount other than the principal amount shall be payable upon acceleration of a bond, the calculation of such amount to be due and payable;
•	whether the bonds will be issued in book entry or certificated form; and
•	any additional provisions or other special terms not inconsistent with the provisions of the mortgage, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the bonds.

Security

The mortgage constitutes a first mortgage lien on the mortgaged property, subject to permissible encumbrances. The bonds will be secured by the mortgaged property on an equal and ratable basis and will rank equally (except as to sinking funds and other similar funds that may be established for the exclusive benefit of a particular series) with all other bonds of any series issued and outstanding under the mortgage.

Mortgaged Property

The mortgaged property is made up of all of our real, personal and mixed property, which is an integral part of, or is used or to be used as an integral part of our electric generating, transmission and distribution operations, our undivided legal interest in any of such property, which is jointly owned with a third party, any franchises and permits owned by us in connection with these operations, and any other property, which is intended at any time to be subject to the lien created by the mortgage, including any after acquired property of the character intended to be mortgaged property and any property scheduled as mortgaged property in the mortgage and any supplemental indentures, subject to the exceptions referred to below, to certain minor leases and easements, permitted liens, exceptions and reservations in the instruments by which we acquired title to our property and the prior lien of the mortgage trustee for compensation, expenses and liability.

Excepted from the lien of the mortgage, among other things, are:

•	cash, cash equivalents, accounts receivable, securities not pledged under the mortgage, and certain intangibles including intellectual property;
•	goods, merchandise, electricity, gas, steam, water, ice, oil, coal and other materials, products or services generated, manufactured, produced, purchased or acquired by us and held for sale in the ordinary course of business or for use or consumption by us for operations or maintenance, replacement or fixed capital purposes;
•	all nuclear fuel, cores and materials and interests therein;
•	all supplies and equipment used in connection with our business, books and records; and
•	all leases and real or personal property not specifically pledged under the mortgage.

There is further expressly excepted any property of any other corporation that acquires us or into which we merge, which is owned by such corporation prior to the acquisition or merger, or which is acquired by such corporation after the acquisition or merger and is not integrally related to our electric generating, transmission and distribution operations. The mortgage permits our consolidation or merger with, or the conveyance of substantially all of our property to, any other corporation; provided that the successor corporation is a U.S. company that expressly assumes the due and punctual payment of the principal and interest on the bonds outstanding under the mortgage and the due and punctual performance and observance of all covenants, agreements and conditions of the mortgage, and provided that the consolidation or merger does not create any prior lien over the mortgaged property.

Issuance of Additional Bonds

The mortgage provides that we may at any time and from time to time issue additional first mortgage bonds in principal amounts equal to the sum of:

(a)	the lesser of:
(i)	75% of the amount of bondable property that has not been used as a basis for the issuance of bonds already issued under the mortgage, and
(ii)	100% of the principal amount of first mortgage bonds or indebtedness subject to prior liens, which bonds or indebtedness have been paid, retired, repurchased, redeemed, cancelled or otherwise discharged by us since February 1, 1996 or are then being paid, retired, repurchased, redeemed, cancelled or otherwise discharged by us, and which have not already been used as a basis for the issuance of bonds under the mortgage, and
(b)	the amount of cash deposited with the mortgage trustee for such purpose.

Additional bonds may not be issued on the basis of property additions subject to a prior lien.

Certain Covenants

The mortgage contains several covenants, including covenants relating to payment of principal and interest, our continued corporate existence and the filing of reports with the SEC and the mortgage trustee. Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Release and Substitution of Assets

The mortgage provides that, subject to various limitations, property may be released from the lien of the mortgage if, after such release, the fair value of the remaining property subject to the mortgage equals or exceeds an amount equal to 133 1∕3% of the aggregate principal amount of outstanding bonds plus the amount of outstanding indebtedness that has a prior lien on such property. The mortgage also permits property to be released from the lien of the mortgage upon the substitution of cash, certain cash equivalents, newly acquired bondable property, or the waiver of the right to issue bonds in the amount of the fair value of such released property.

The mortgage also provides that cash may be released by the mortgage trustee (i) in the case of cash deposited with the mortgage trustee for the issuance of bonds after February 1, 1996, to the extent of 75% of the amount of bondable property that has not been used as a basis for the issuance of bonds already issued under the mortgage, and (ii) in the case of cash deposited with the mortgage trustee for any other reason under the mortgage, to the extent of 100% of the amount of bondable property that has not been used as a basis for the issuance of bonds already issued under the mortgage, and which may be withdrawn in an amount equal to the principal amount of bonds which we have the right to issue based upon the retirement of outstanding bonds or the repayment of indebtedness with a prior lien. Cash may also be used or applied to the payment at maturity or on redemption or repurchase of any outstanding bonds or indebtedness with a prior lien.

Events of Default

An Event of Default under the mortgage includes:

•	default in the payment of the principal of, or premium, if any, on any bond when due or default for 60 days in the payment of interest on any bond when due;
•	default in compliance with any covenant contained in the mortgage or any supplemental indenture, which is not remedied within 60 days after we or the mortgage trustee receives written notice from the holders of not less than 25% of the outstanding bonds;
•	an order or decree by a court of competent jurisdiction that remains in effect for 60 days and (i) that adjudicates us to be bankrupt or insolvent, (ii) that is for the winding up or liquidation of our affairs, (iii) that approves a petition seeking our reorganization or arrangement under bankruptcy law or (iv) that appoints a trustee, liquidator, receiver, assignee, or similar official under bankruptcy law;
•	(i) our filing for voluntary bankruptcy, (ii) our consent to filing for relief against us in an involuntary bankruptcy case, (iii) our making of an assignment for the benefit of creditors, (iv) our consent to the appointment of a trustee, liquidator, receiver, assignee, or similar official under bankruptcy law over us or over a substantial part of the mortgaged property, (v) our filing a petition or answer or consent seeking reorganization or arrangement under bankruptcy law, (vi) our consent to the filing of any such petition and (vii) our filing a petition to take advantage of any law for the relief of debtors; and
•	any other event expressly designated as an Event of Default under the terms of the applicable supplemental indenture and disclosed in the applicable prospectus supplement.

We are required to give the mortgage trustee notice of the occurrence of any Default or Event of Default and to certify to the mortgage trustee within 120 days of the end of each fiscal year that we are not in default. The mortgage trustee is required, within 90 days after the occurrence of any Default or Event of Default, to give to the holders of the bonds notice of all defaults known to the mortgage trustee unless such defaults shall have been cured before the giving of such notice; provided, however, that except in the case of default in the payment of the principal of or interest on any of the bonds, or in the payment or satisfaction of any sinking, improvement, maintenance, replacement or analogous fund installment, the mortgage trustee shall be protected in withholding notice if and so long as the mortgage trustee in good faith determines that the withholding of notice is in the interests of the holders of the bonds.

If any Event of Default occurs and is continuing, the mortgage trustee or the holders of at least 25% in aggregate principal amount of the then outstanding bonds of any series affected by the Event of Default may declare all of the bonds in such series to be immediately due and payable. The holders of not less than a majority in aggregate principal amount of bonds outstanding and affected by an Event of Default may direct the mortgage trustee in the exercise of its power, provided that the mortgage trustee is not required to exercise any of its rights or powers under the mortgage at the request of any holders of bonds unless the holders have offered the mortgage trustee security and indemnity against any loss, liability or expense, to the mortgage trustee’s satisfaction. The holders of not less than a majority in aggregate principal amount of bonds outstanding may also waive past defaults other than payment defaults, defaults arising from our creation of prior liens, or defaults that are in violation of other provisions of the indenture. The indenture does not have a cross-default provision. Thus, unless otherwise provided in the prospectus supplement for a series of bonds, a default by us on any other debt would not constitute an Event of Default.

Modification of the Mortgage

The mortgage may be amended or supplemented, and any existing default or compliance with any provision of the mortgage or the bonds may be waived, with the consent of the holders of not less than a majority in principal amount of the then outstanding bonds, unless the rights of one or more but less than all series of bonds would be materially and adversely affected; then, the only consent required shall be the consent of the holders of a majority in principal amount of each such series affected, voting together as a single class.

Notwithstanding the previous paragraph, without the consent of each holder affected, no amendment or waiver may reduce the principal amount of bonds whose holders must consent to an amendment of the bonds or waiver of any Defaults or Events of Default under the bonds, reduce the principal amount due under or change the maturity of any bond, reduce the rate of interest or change the time for payment of interest on any bond, alter any conversion, redemption or repurchase rights with respect to any bond, waive any default in the payment of principal or interest on the bonds, limit the right of a holder of bonds to institute suit for the enforcement of any payment of principal or interest on the bonds, or permit the creation of any prior liens.

Legal Defeasance

Pursuant to the mortgage, bonds that are within one year of their stated maturity may be legally defeased when the mortgage trustee has received from us, an amount of money or U.S. Government Obligations which will be adequate to pay when due the principal and interest on all outstanding bonds at their maturity or earlier redemption. The mortgage trustee will determine whether the funds deposited are adequate based on the opinion of an accountant, who may be our financial officer, and taking into account any reinvestment and proceeds on such funds. When adequate funds have been deposited with the mortgage trustee, and we have given irrevocable instructions for such funds to be paid to the bondholders, the mortgage trustee may, and at our request will, satisfy and discharge the lien of the mortgage and release to us the mortgaged property.

Governing Law

The mortgage is governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable and except that the perfection, priority and enforcement of the lien of the mortgage is governed by the law of the jurisdiction where any portion of the mortgaged property is located.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently of or together with any other offered securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, together with, or separate from, the securities registered hereby, for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;
•	currencies; or
•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such prepaid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, prepaid purchase contracts may be issued under the indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, first mortgage bonds, common stock, preferred stock, warrants, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the debt securities, first mortgage bonds, common stock, preferred stock, warrants and purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, first mortgage bond, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form, and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, first mortgage bonds, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, first mortgage bonds, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities and first mortgage bonds, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of our, any agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities being offered under this prospectus on a delayed or continuous basis in and outside the United States through underwriters or dealers as designated from time to time, directly to purchasers, through agents or through a combination of these methods.

The applicable prospectus supplement will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency, currency unit or composite currency in which the purchase price is payable;
•	the net proceeds to us from the sale of securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

We may directly solicit offers to purchase the securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that:

•	the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject; and
•	if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless otherwise specified in a prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities offered by this prospectus and the applicable prospectus supplement will not be listed on a national securities exchange or inter-dealer quotation system. No assurance can be given that any broker-dealer will make a market in any issue of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the securities. If no such determination has been made, the prospectus supplement will so state.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The financial statements of El Paso Electric Company as of December 31, 2016 and December 31, 2015 and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2017 and March 31, 2016 and June 30, 2017 and June 30, 2016, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, and incorporated by reference herein, state that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of the securities being registered.

Amount to be Paid
Registration fee	$	*
Printing		*
Legal fees and expenses		*
Accounting fees and expenses		*
Trustees fee and expenses		*
Rating agency fees		*
Miscellaneous		*
Total	$	*
*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles provide that a past or present director will not be liable to us or our shareholders for monetary damages for acts or omissions occurring in the director’s capacity as a director, to the extent permitted by Texas law. Under Section 7.001 of the Texas Business Organizations Code (the “TBOC”), the articles of incorporation of a Texas corporation may eliminate or limit a director’s monetary damages for acts or omissions in the director’s capacity as a director, except that the limitation or elimination of liability cannot be extended to the extent that a director is found liable for breach of duty of loyalty to the corporation or shareholders, an act or omission not in good faith that constitutes a breach of duty to the corporation, an act or omission that involves intentional misconduct, a knowing violation of the law, receipt of improper benefits, or liability of a director that is expressly provided by an applicable statute.

Our Articles require us to indemnify and advance expenses to a person who is named as a party as a result of his or her position as our officer or director to the full extent permitted by Texas law.

Under Section 8.051 of the TBOC, a corporation must indemnify a director or officer for reasonable expenses (including attorneys’ fees) incurred in connection with the successful defense on the merits of a proceeding in which the director or officer is a party as a result of being a director or officer. In addition, Section 8.101 and Section 8.102 of the TBOC permits indemnification for reasonable expenses (including attorney’s fees), judgments, fines, penalties and settlements if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful; except that if such person is found liable to the corporation or for receiving improper personal benefits, in which case the indemnification is limited to reasonable expenses actually incurred, or if the person is found liable for willful or intentional misconduct in the performance of his or her duty to the corporation, in which case no indemnification is permitted.

Section 8.151 of the TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of an officer, director, employee or agent against any liability arising out of such person’s status as a director, officer, employee, or agent of the corporation, whether or not the corporation would have the powers to indemnify the person. We have also entered into indemnity agreements with each officer and director pursuant to which we are required to indemnify such officers and directors to the fullest extent permitted by law.

ITEM 16.	EXHIBITS
Exhibit Number	Description of Exhibits
*3.1	Amended and Restated Articles of Incorporation
3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-14206), filed July 27, 2017)
*4.1	General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996 and First Supplemental Indenture, dated as of February 1, 1996, including form of Series A through H First Mortgage Bonds
*4.2	Debt Securities Indenture, dated as of May 1, 2005
*4.3	Form of Debt Security (included in Exhibit 4.2)
4.4
First Supplemental Debt Securities Indenture, dated as of May 19, 2008 (Incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-151021) filed on May 20, 2008)

*5.1	Opinion of Baker Botts L.L.P.
*12.1	Computation of Ratios of Earnings to Fixed Charges
*23.1	Consent of KPMG LLP
*23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
*24.1	Power of Attorney (filed herewith on the signature page of the Registration Statement)
*25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under Debt Securities Indenture
*25.2	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee under General Mortgage Indenture and Deed of Trust
*	Filed herewith.
ITEM 17.	UNDERTAKINGS
(a)	The undersigned Registrant hereby undertakes:
(i)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(A)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(B)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(C)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(ii)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(iv)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(v)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(e)	The undersigned registrant hereby undertakes that:
(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
*3.1	Amended and Restated Articles of Incorporation
3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-14206), filed July 27, 2017)
*4.1	General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996 and First Supplemental Indenture, dated as of February 1, 1996, including form of Series A through H First Mortgage Bonds
*4.2	Debt Securities Indenture, dated as of May 1, 2005
*4.3	Form of Debt Security (included in Exhibit 4.2)
4.4
First Supplemental Debt Securities Indenture, dated as of May 19, 2008 (Incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-151021) filed on May 20, 2008)

*5.1	Opinion of Baker Botts L.L.P.
*12.1	Computation of Ratios of Earnings to Fixed Charges
*23.1	Consent of KPMG LLP
*23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
*24.1	Power of Attorney (filed herewith on the signature page of the Registration Statement)
*25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under Debt Securities Indenture
*25.2	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee under General Mortgage Indenture and Deed of Trust
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of El Paso, state of Texas, on September 26, 2017.

EL PASO ELECTRIC COMPANY
By:	/s/ Mary E. Kipp
Mary E. Kipp
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary E. Kipp and Nathan T. Hirschi and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mary E. Kipp	President and Chief Executive Officer (Principal Executive Officer) and Director	September 26, 2017
(Mary E. Kipp)

/s/ Nathan T. Hirschi	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 26, 2017
(Nathan T. Hirschi)

/s/ Russell G. Gibson	Vice President and Controller (Principal Accounting Officer)	September 26, 2017
(Russell G. Gibson)

/s/ Catherine A. Allen	Director	September 26, 2017
(Catherine A. Allen)

/s/ Paul M. Barbas	Director	September 26, 2017
(Paul M. Barbas)

/s/ James W. Cicconi	Director	September 26, 2017
(James W. Cicconi)

/s/ Edward Escudero	Director	September 26, 2017
(Edward Escudero)

/s/ James W. Harris	Director	September 26, 2017
(James W. Harris)

/s/ Woodley L. Hunt	Director	September 26, 2017
(Woodley L. Hunt)

/s/ Raymond Palacios, Jr.	Director	September 26, 2017
(Raymond Palacios, Jr.)

/s/ Eric B. Siegel	Director	September 26, 2017
(Eric B. Siegel)

/s/ Stephen N. Wertheimer	Director	September 26, 2017
(Stephen N. Wertheimer)

/s/ Charles A. Yamarone	Director	September 26, 2017
(Charles A. Yamarone)